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                                                                    EXHIBIT 99.1

[RGA REINSURANCE GROUP OF AMERICA, INCORPORATED LOGO]

                                                                            NEWS


FOR IMMEDIATE RELEASE


 ALLIANZ LIFE AND REINSURANCE GROUP OF AMERICA COMPLETE REINSURANCE TRANSACTION

      MINNEAPOLIS & ST. LOUIS, December 4, 2003 -- Allianz Life Insurance Company of North America (Allianz Life) and Reinsurance Group of America, Incorporated (NYSE:RGA) announced today that RGA has completed its acquisition of the traditional U.S. life reinsurance business of Allianz Life. On September 22, the companies announced the agreement whereby RGA would acquire this business through a coinsurance transaction and pay Allianz a ceding commission of $310 million.
      "The completion of this transaction further strengthens our position in the U.S. marketplace, adding approximately $240 billion of life reinsurance in force to our book of business. We expect the transaction to be accretive to earnings immediately," said A. Greig Woodring, President and Chief Executive Officer of RGA.
         The transaction has an effective date of July 1, 2003. The two companies are working to transition the underlying policy information to RGA's systems. Additionally, they have agreed to pursue novation of the individual reinsurance agreements to RGA.
      About Allianz Life Insurance Company of North America
      Allianz Life Insurance Company of North America (Allianz Life(R)) is a leading provider of fixed and variable annuities, as well as a provider of long term care products through independent distribution networks and financial institutions in the U.S. Allianz Life is also a major provider of health excess of loss services. Allianz Life headquarters are based in Minneapolis. Allianz Life is a company of the Allianz Group, one of the world's leading financial services providers. Allianz Group is represented in over 70 countries, with more than 60 million customers around the globe, and employs 180,000 people worldwide.

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      About Reinsurance Group of America, Incorporated
      Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.1 trillion of life reinsurance in force, and assets of $10.5 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.
      "Safe Harbor" Statement of Reinsurance Group of America, Incorporated under the Private Securities Litigation Reform Act of 1995.
      This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
      Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we

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operate, (9) competitive factors and competitors' responses to our initiatives,
(10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional U.S. life reinsurance business of Allianz Life, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.
      Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward- looking statements by these cautionary statements.

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CONTACT:
Reinsurance Group of America, Incorporated
Jack B. Lay, 636-736-7439
or
Allianz Life Insurance Company
Gabrielle (Gabby) M. Matzdorff, 763-765-6163